                                                                EXHIBIT (l)

                           HEARTLAND U.S. GOVERNMENT

                                HIGH YIELD FUND

     The undersigned hereby subscribes for 10,471.204 (Ten Thousand Four Hundred, Seventy One point 204) shares of Common Stock ($.001 par value) (the "Shares") of Heartland U. S. Government High Yield Fund, a corporation organized and existing under the laws of the State of Maryland, (the "Fund") and hereby agrees to pay therefor upon call of the Board of Directors the sum of Nine Dollars Fifty-Five Cents ($9.55) per share for an aggregate subscription price of $100,000.

     In subscribing for the Shares the undersigned represents and warrants that:

     (a) the Shares are to be purchased as an investment and not with a view to distribution thereof; (b) I have no present intent of redeeming or selling such Shares; and (c) I will not redeem any of the Shares prior to the time that the Fund has completed the amortization of its organizational expenses, and in the event the Fund liquidates before the deferred organizational costs are fully amortized, the Shares shall bear their proportionate share of such unamortized organizational expenses.

     Dated this 8th day of January, 1987


                                    /s/ Ross H. Dean
                                    --------------------------------

                                    ADDENDUM

                         HEARTLAND U.S. GOVERNMENT FUND

     THIS ADDENDUM, entered into on this 26th day of February, 1987, hereby alters, amends and modifies the subscription agreement (the "Subscription Agreement") dated January 8, 1987 whereby the undersigned subscribed for 10,471.204 shares of Common Stock, $.001 par value per share (the "Shares") of Heartland U.S. Government Fund (formally known as Heartland U.S. Government High Yield Fund) (the "Fund"), a series of the Heartland Group, Inc., a corporation organized and existing under the laws of the State of Maryland.

     WHEREAS, in the Subscription Agreement the undersigned agreed not to redeem any of the Shares prior to the time that the Fund has completed the amortization of its organizational expenses; and

     WHEREAS, although the undersigned understood his right to transfer any of the Shares to be subject to an obligation to require any transferree thereof to consent to these same redemption restrictions, the Subscription Agreement failed to expressly set forth this understanding.

     NOW THEREFORE, in order to clarify the rights and obligations of the undersigned under the Subscription Agreement, the undersigned represents and warrants that, in the event he transfers any of the Shares, such transferred Shares will remain subject to the restriction that they not be redeemed prior to the time that the Fund has completed the amortization of its organizational expenses, and in the event the Fund liquidates before the deferred organizational costs are fully amortized, the transferred Shares shall bear their proportionate share of such unamortized organizational expenses.


                                    /s/ Ross H. Dean
                                    --------------------------------
                                    Ross H. Dean

                           HEARTLAND U.S. GOVERNMENT

                                HIGH YIELD FUND

     The undersigned hereby subscribes for 2,617.80 shares of Common Stock ($.001 par value) (the "Shares") of Heartland U. S. Government High Yield Fund, a corporation organized and existing under the laws of the State of Maryland, (the "Fund") and hereby agrees to pay therefor upon call of the Board of Directors the sum of Nine Dollars Fifty-Five Cents ($9.55) per share for an aggregate subscription price of $25,000.

     In subscribing for the Shares the undersigned represents and warrants that:

     (a) the Shares are to be purchased as an investment and not with a view to distribution thereof; (b) I have no present intent of redeeming or selling such Shares; and (c) I will not redeem any of the Shares prior to the time that the Fund has completed the amortization of its organizational expenses, and in the event the Fund liquidates before the deferred organizational costs are fully amortized, the Shares shall bear their proportionate share of such unamortized organizational expenses.

     Dated this 12th day of January, 1987


                                    /s/ William J. Nasgovitz
                                    ------------------------------------

                                    ADDENDUM

                         HEARTLAND U.S. GOVERNMENT FUND

     THIS ADDENDUM, entered into on this 26th day of February, 1987, hereby alters, amends and modifies the subscription agreement (the "Subscription Agreement") dated January 12, 1987 whereby the undersigned subscribed for 2,617.80 shares of Common Stock, $.001 par value per share (the "Shares") of Heartland U.S. Government Fund (formally known as Heartland U.S. Government High Yield Fund) (the "Fund"), a series of the Heartland Group, Inc., a corporation organized and existing under the laws of the State of Maryland.

     WHEREAS, in the Subscription Agreement the undersigned agreed not to redeem any of the Shares prior to the time that the Fund has completed the amortization of its organizational expenses; and

     WHEREAS, although the undersigned understood his right to transfer any of the Shares to be subject to an obligation to require any transferree thereof to consent to these same redemption restrictions, the Subscription Agreement failed to expressly set forth this understanding.

     NOW THEREFORE, in order to clarify the rights and obligations of the undersigned under the Subscription Agreement, the undersigned represents and warrants that, in the event he transfers any of the Shares, such transferred Shares will remain subject to the restriction that they not be redeemed prior to the time that the Fund has completed the amortization of its organizational expenses, and in the event the Fund liquidates before the deferred organizational costs are fully amortized, the transferred Shares shall bear their proportionate share of such unamortized organizational expenses.


                                    /s/ William J. Nasgovitz
                                    ------------------------------------
                                    William J. Nasgovitz